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                                                                    Exhibit 23.4


                         INDEPENDENT AUDITORS' CONSENT


       We consent to the incorporation by reference in this Registration Statement of Vornado Realty Trust on Form S-3 of our report dated March 20, 1998 on the statement of revenues and certain expenses of 888 7th Avenue for the year ended December 31, 1997, which report is incorporated by reference in the Form 8-K/A of Vornado Realty Trust filed with the Securities and Exchange Commission on February 24, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

New York, New York
April 8, 1999


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                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Vornado Realty Trust on Form S-3 of our report dated March 24, 1999, appearing in the Annual Report on Form 10-K of Vornado Realty Trust for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Parsippany, New Jersey
April 8, 1999